Exhibit 99.1

Lilly to acquire Ventyx Biosciences to advance oral therapies targeting inflammatory-mediated diseases

Ventyx’s clinical pipeline includes multiple small molecules with potential for oral therapies addressing chronic inflammation

Acquisition builds on Lilly’s established capabilities in inflammatory-mediated diseases

INDIANAPOLIS, Jan. 7, 2026 /PRNewswire/ — Eli Lilly and Company (NYSE: LLY) and Ventyx Biosciences, Inc. (Nasdaq: VTYX), a San Diego-based clinical-stage biopharmaceutical company focused on developing innovative oral therapies for patients with inflammatory-mediated diseases, today announced entry into a definitive agreement for Lilly to acquire Ventyx.

Ventyx is developing a pipeline of small molecule therapeutics, including NLRP3 inhibitors, designed to treat inflammation across a broad range of disease states with high unmet need. These include opportunities across cardiometabolic disorders, neurodegenerative diseases and inflammatory disorders. The company’s clinical-stage programs target key immune pathways with the goal of offering improved efficacy and safety compared to existing treatments.

“There is increasing evidence that inflammation is a key driver of many chronic diseases,” said Daniel M. Skovronsky, M.D., Ph.D., chief scientific and product officer, and president of Lilly Research Laboratories. “Ventyx’s clinical-stage pipeline addresses a critical need for better treatment options across diseases mediated by chronic inflammation and further strengthens our ability to deliver meaningful advances for patients living with challenging diseases across focus areas of cardiometabolic health, neurodegeneration and autoimmunity.”

“Our portfolio of class-leading NLRP3 inhibitors modulate residual and chronic inflammation that is now recognized as a major risk factor in a host of neuroinflammatory, cardiometabolic and cardiovascular diseases,” said Raju Mohan, Ph.D., chief executive officer of Ventyx Biosciences. “We believe that Lilly is an ideal strategic partner, with unparalleled resources, a passion for innovative oral drugs and a commitment to advance novel therapies that fill a vast unmet need for patients suffering from these debilitating diseases and disorders.”

Under the terms of the agreement, Lilly will acquire all of the outstanding shares of Ventyx for $14.00 per share of common stock in an all-cash transaction (equal to an aggregate equity value of approximately $1.2 billion). The transaction is not subject to any financing condition and is expected to close in the first half of 2026, subject to approval by Ventyx stockholders and satisfaction of other customary closing conditions, including regulatory approvals.

The purchase price payable at closing represents a premium of approximately 62% to the 30-day volume-weighted average trading price of Ventyx’s common stock ended on January 5, 2026. The boards of directors of both companies have approved the transaction.

To demonstrate their commitment to the transaction, entities affiliated with New Science Ventures and all directors and officers of Ventyx have signed voting and support agreements whereby they agree to vote to approve the transaction. The shares subject to the agreements represent a total of approximately 10% of Ventyx’s outstanding common stock.

Lilly will determine the accounting treatment of this transaction in accordance with Generally Accepted Accounting Principles (GAAP) upon closing. This transaction will thereafter be reflected in Lilly’s financial results and financial guidance.

BofA Securities, Inc. is acting as exclusive financial advisor and Ropes & Gray is acting as legal counsel to Lilly. Jefferies LLC is acting as lead financial advisor and with Moelis & Company LLC acting as co-financial advisor to Ventyx. Wilson, Sonsini Goodrich & Rosati is acting as legal counsel to Ventyx.

About Lilly

Lilly is a medicine company turning science into healing to make life better for people around the world. We’ve been pioneering life-changing discoveries for nearly 150 years, and today our medicines help tens of millions of people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, our scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, we’re motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure our medicines are accessible and affordable. F-LLY

About Ventyx Biosciences

Ventyx Biosciences is a clinical-stage biopharmaceutical company developing innovative oral therapies for patients with inflammation-mediated diseases. Our expertise in medicinal chemistry, structural biology, and immunology enables the discovery of differentiated oral small molecule therapeutics for conditions with high unmet medical need, and our extensive experience in clinical development allows the rapid progression of these drug candidates through clinical trials. Our portfolio of NLRP3 inhibitors includes VTX2735, a peripherally restricted NLRP3 inhibitor in Phase 2 development for recurrent pericarditis, and VTX3232, a CNS-penetrant NLRP3 inhibitor that demonstrated significant reductions in cardiovascular risk factors in a recently reported Phase 2 trial. In addition, VTX3232 recently completed a Phase 2 biomarker study in early-stage Parkinson’s disease. Our broader inflammatory bowel disease portfolio includes two Phase 2 compounds: tamuzimod (VTX002), a S1P1R modulator and VTX958, a TYK2 inhibitor.

Additional Information about the Acquisition and Where to Find It

Ventyx plans to file a proxy statement (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the agreement and plan of merger (the “Merger Agreement”) relating to Lilly’s proposed acquisition of Ventyx (the “Merger”). Promptly after filing the definitive Proxy Statement with the SEC, Ventyx will mail the definitive Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the adoption of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT VENTYX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Ventyx with the SEC in connection with the Merger at the SEC’s website (http://www.sec.gov). Copies of Ventyx’s definitive Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Ventyx with the SEC in connection with the Merger will also be available, free of charge, at Ventyx’s investor relations website (https://ir.ventyxbio.com), or by writing to Ventyx Biosciences, Inc., Attention: Investor Relations, 12790 El Camino Real, Suite 200, San Diego, CA 92130.

Participants in the Solicitation

Under SEC rules, Ventyx and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Merger. Information about the directors and executive officers of Ventyx and their ownership of Ventyx’s common stock is set forth in the definitive proxy statement for Ventyx’s 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”), which was filed with the SEC on April 23, 2025, including the sections captioned “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management,” or its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025, and in other documents filed by Ventyx with the SEC. To the extent holdings of such participants in Ventyx’s securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Forms 3 or Forms 4 filed with the SEC by Ventyx’s directors and executive officers. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the Merger when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve substantial risks and uncertainties, including statements regarding: the Merger; the prospective benefits of the Merger; the parties’ ability to satisfy the conditions to the consummation of the Merger and the expected timetable for the Merger; the anticipated occurrence, manner and timing of the closing of the Merger; Ventyx’s product candidates and ongoing clinical and preclinical development; Lilly’s development of programs targeting inflammation-driven diseases; and the accounting treatment of the potential acquisition under GAAP and its potential impact on Lilly’s financial results and financial guidance. All statements other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on current beliefs and expectations, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to: the possibility that Ventyx’s shareholders may not approve the adoption of the Merger agreement; Ventyx’s receipt of any competing offers or acquisition proposals; a failure to (or delay in) receiving the required regulatory clearances for the Merger; a condition to closing of the Merger may not be satisfied (or waived); the ability of each party to consummate the Merger; the closing of the Merger might be delayed or not occur at all; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Merger; the effect of the Merger and the public announcement of the Merger on Ventyx’s operations and its relationships with its suppliers, business partners, management and employees, including its ability to attract and retain key personnel; Lilly’s ability to successfully integrate Ventyx and execute on the continued development of Ventyx’s programs following the closing of the Merger; the outcome of any legal proceedings that could be instituted against the parties to the Merger; the risks inherent in drug research, development and commercialization; disruption in Ventyx’s plans and operations attributable to the Merger; changes in Ventyx’s business during the period between announcement and closing of the Merger; Lilly’s evaluation of the accounting treatment of the potential acquisition and its potential impact on its financial results and financial guidance; the effects of the Merger(or the announcement thereof) on Ventyx’s stock price; relationships with key third parties or governmental entities; regulatory changes and developments; and the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions. For further discussion of these and other risks and uncertainties, see Lilly’s and Ventyx’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). There can be no assurance that the Merger will in fact be consummated. All forward-looking statements in this communication are based on information available to Lilly and Ventyx as of the date of this communication. Lilly and Ventyx each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law.